Exhibit 99.2

After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

Dated: January 23, 2013

KERN Cobalt Co-Invest Partners AP LP

By: KERN Cobalt Group Management Ltd., General Partner

By: /s/ D. Jeff van Steenbergen, Director
__________________________________

January 23, 2013

KERN Cobalt Group Management Ltd.

By: /s/ D. Jeff van Steenbergen, Director
__________________________________

January 23, 2013

KERN Energy Partners I LP

By: KERN Energy Partners Management Ltd., General Partner

By: /s/ D. Jeff van Steenbergen, Director
__________________________________

January 23, 2013

KERN Energy Partners II LP

By: KERN Energy Partners Management II Ltd., General Partner

By: /s/ D. Jeff van Steenbergen, Director
__________________________________

January 23, 2013

KERN Energy Partners III LP

By: KERN Energy Partners GP III LP, General Partner

By: KERN Energy Partners Management III Ltd., General Partner

By: /s/ D. Jeff van Steenbergen, Director
__________________________________

January 23, 2013

KERN Cobalt Co-Invest V LP

By: KERN Cobalt Group V LLC, General Partner

By: /s/ D. Jeff van Steenbergen, Manager
__________________________________

January 23, 2013

KERN Energy Partners I U.S. LP

By: KERN Energy Partners Management Ltd., General Partner

By: /s/ D. Jeff van Steenbergen, Director
__________________________________

January 23, 2013

KERN Energy Partners II U.S. LP

By: KERN Energy Partners Management II Ltd., General Partner

By: /s/ D. Jeff van Steenbergen, Director
__________________________________

January 23, 2013

KERN Energy Partners III U.S. LP

By: KERN Energy Partners GP III LP, General Partner

By: KERN Energy Partners Management III Ltd., General Partner

By: /s/ D. Jeff van Steenbergen, Director
__________________________________

January 23, 2013

KERN Cobalt Group V LLC

By: /s/ D. Jeff van Steenbergen, Manager
__________________________________

January 23, 2013